Exhibit 23.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of DIRTT Environmental Solutions Ltd. of our report dated February 22, 2023, relating to the financial statements, which appears in DIRTT Environmental Solutions Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta, Canada

December 19, 2023

PricewaterhouseCoopers LLP

111-5th Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3

T: +1 403 509 7500, F: +1 403 781 1825, ca_calgary_main_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.